CARRIAGE SERVICES ANNOUNCES 2018 ANNUAL RESULTS AND REAFFIRMS 2019 ROLLING FOUR QUARTER OUTLOOK
HOUSTON – February 20, 2019 – Carriage Services, Inc. (NYSE: CSV) today announced results for the year ended December 31, 2018, shown below:
Year Ended December 31, 2018 compared to Year Months Ended December 31, 2017
• Total Revenue of $268.0 million, an increase of 3.8%;
• Net Income of $11.6 million, a decrease of 68.7%;
• GAAP Diluted Earnings Per Share of $0.63, a decrease of 69.9%;

• Total Field EBITDA of $104.3 million, a decrease of 0.2%;
• Total Field EBITDA Margin down 160 basis points to 38.9%;
• Adjusted Consolidated EBITDA of $70.2 million, an increase of 2.2%;
• Adjusted Consolidated EBITDA Margin down 40 basis points to 26.2%;
• Adjusted Net Income of $21.6 million, a decrease of 12.9%;
• Adjusted Diluted Earnings Per Share of $1.17, a decrease of 15.8%; and
• Adjusted Free Cash Flow of $42.7 million, an increase of 14.2%.
Three Months Ended December 31, 2018 compared to Three Months Ended December 31, 2017
• Total Revenue of $66.5 million, an increase of 2.2%;
• Net Loss of $2.7 million, a decrease of 111.7%;
• GAAP Diluted Loss Per Share of $0.14, a decrease of 110.7%;

• Total Field EBITDA of $25.8 million, a decrease of 3.3%;
• Total Field EBITDA Margin down 220 basis points to 38.8%;
• Adjusted Consolidated EBITDA of $16.8 million, a decrease of 4.0%;
• Adjusted Consolidated EBITDA Margin down 170 basis points to 25.2%;
• Adjusted Net Income of $4.3 million, a decrease of 36.6%;
• Adjusted Diluted Earnings Per Share of $0.23, a decrease of 41.0%; and
• Adjusted Free Cash Flow of $10.2 million, a decrease of 18.4%.
Mel Payne, Chief Executive Officer, stated, “I will repeat my opening paragraph in our Earnings Pre-Release dated January 16, 2019, ‘Over the course of the past five months Carriage has embarked on a rapid and transformative High Performance and Value Creation Trends Restoration Program. Our goal was to first identify the root causes of the declining performance trends over the last two years in too many of our portfolio businesses and then to quickly make the necessary changes to restore positive performance trends beginning in the first quarter of 2019 and continuing thereafter for a five year time-frame ending in 2023.’
There was a lot of ‘meat on the bone’ that was covered in detail in the January 16, 2019 Earnings Pre-Release and transcript of our conference call on January 17, 2019 about the transformative process that has occurred at Carriage over the last five months. None of that will be repeated in this release.
Across Carriage our teams are focused on executing for high and sustainable operating performance and well aware that the only way we can regain our credibility with shareholders on our Standards Operating Model is through substantially improved operating and financial results. I am confident in our ability to produce those improved results as we progress through 2019. But there is still much leadership and execution work to be done selectively business by business within our portfolio to restore the 320 basis points of Field EBITDA Margin that we have lost since 2016.
Yet I remain excited and passionate about leading Carriage during the next five year time-frame of our Good To Great Journey that never ends. I plan to sign a new five year employment agreement as Chairman and CEO and am committed to leading Carriage to unparalleled shareholder value creation success over the second five years from 2019 - 2023 compared to the first five year Good To Great time-frame from 2012-2016, during which our share price increased at a compounded annual rate of 38.6% from $5.60 at 12/31/11 to $28.64 at 12/31/16 equal to a five year total increase of 411%.
Carriage’s Board and I believe it is important to have the 2019 long term incentive program for the current leaders of the company aligned with long term shareholder value creation. Accordingly we have created a one-time, “Believe It or Not” (BION) Shareholder Value Creation Incentive Program for certain operating and support leaders and myself. Performance shares awarded from BION will only vest after five years if Carriage’s share price compounds at a 25% rate of return or higher from our closing price of $15.50 on December 31, 2018, which equates to a CSV minimum share price of $47.30 on December 31, 2023 and a five year total increase of at least 205%.
The program will also award additional performance shares at compound rates of share price increases of 30% or higher (minimum $57.55) and 35% or higher (minimum $69.50), five year total increases of 271% and 348%, respectively. The BION program is purposefully designed to provide one-time rewards for the participants only if there is significant long term shareholder value created, and because there is no performance award below a 25% compounded return, the current cost to EPS over the five year time-frame is only about 2.5¢/share annually. Moreover, because awards are paid in appreciated shares, the maximum potential dilution to shareholders is about 2% at the 25% compound share price growth category, 3% at the 30% compound category and 4% at the 35% compound category. Carriage’s long term shareholders will be the big winners of this program.
The achievement of these ‘stretch’ shareholder value creation performance goals over the next five years will only come from consistent execution of our three core models (Standards Operating Model, Strategic Acquisition Model and 4E Leadership Model), much higher returns on invested capital from our capital allocation decisions compared to the last three years, and a return to the high performance operating standards we have previously achieved. We are confident that the recent reboot of our Standards Operating Model and the changes in our operating and corporate leadership has positioned all of our field and support leaders for a successful New Beginning in 2019 and thereafter”, concluded Mr. Payne.

HIGH PERFORMANCE HEROES
Carriage 2018 Pinnacle of Service Award Winners
As an important part of our High Performance Culture tradition and language, and because we have a passionate conviction that RECOGNITION is the highest form of motivation, listed below are 28 Carriage Being The Best Pinnacle Of Service Award winners and 9 Managing Partners who achieved 100% Of Standards for 2018:

“Being The Best” Pinnacle of Service Award

Jeff Seaman	Dwayne R. Spence Funeral Homes
Justin Luyben	Evans-Brown Mortuaries & Crematory
Jeff Hardwick	Bryan & Hardwick Funeral Home
Andy Shemwell	Maddux-Fuqua-Hinton Funeral Homes
James Bass	Emerald Coast/McLaughlin Mortuary
*Steven Mora	Conejo Mountain Funeral Home Conejo Mountain Memorial Park
Brian Binion	Steen Funeral Homes
Curtis Ottinger	Heritage Funeral Home
Sue Keenan	Byron Keenan Funeral Home & Cremation
Alan Kerrick	Dakan Funeral Chapel
Bob Prindiville	Bright Funeral Home & Cremation Center
Mike Conner	Conner-Westbury Funeral Home
Ashley Vella	Deegan Funeral Chapels
Kim Borselli	Fuller Funeral Home-Cremation Service (Pine Ridge)
Brad Shemwell	Latham Funeral Home
Kyle Incardona	Hillier Funeral Homes
John Fitzpatrick	Donohue Cecere Funeral Directors
James Terry	James J. Terry Funeral Home
Bob Pollard	Lotz Funeral Home-Salem
Wayne Lovelace	Lotz Funeral Home-Vinton
Todd Muller	All Cremation Options
Verdo Werre	McNary-Moore Funeral Service
Bill Martinez	Stanfill Funeral Home
Jason Cox	Lane Funeral Home-South Crest
Roger Allen	LaGrone-Blackburn-Shaw Funeral Homes
Dan Simons	Everly Community Funeral Care
Robert Maclary	Kent-Forest Lawn Funeral Home
*Nicholas Welzenbach	Darling Fischer Funeral Homes

*Qualified for 2 Businesses

“Being The Best” Pinnacle of Service Award & 100% of Standards Award

*Nicholas Welzenbach	Los Gatos Memorial Park
Ken Summers	P.L. Fry & Son Funeral Home
Matthew Simpson	Fry Memorial Chapel
Courtney Charvet	North Brevard Funeral Home
Jeff Steadman	Sansone Funeral Home
Patrick Schoen	Jacob Schoen & Son
*Tim Hauck	Harvey-Engelhardt/Fuller Metz

*Qualified for 2 Businesses

“Being The Best” 100% of Standards Award

*Tim Hauck	Lee County Cremation Services
Cyndi Hoots	Schmidt Funeral Homes

Carriage Good to Great Award Winners
Our five year incentive award, called the Good To Great Award, is directly linked to our annual Being The Best Pinnacle Award which itself is linked to High Funeral Standards Achievement over a full year, i.e. our Good To Great Awards require high and sustained Being The Best Standards Achievement over a full five years. We have had many wonderful performances since the start of our Good To Great Journey in 2012 by High Performance Hero Funeral and Cemetery Managing Partners and Sales Managers and their teams of winning employees, so I am more than honored on behalf of our Standards Council members, senior leadership team and Board of Directors to announce our third group of Good To Great Award winners for the five year time-frame that began in 2014 and ended at year end 2018, as listed below:

Sue Keenan	Byron Keenan Funeral Home & Cremation
Matt Simpson	Fry Memorial Chapel
Mike Conner	Conner-Westbury Funeral Home
Curtis Ottinger	Heritage Funeral Home
Ben Friberg	Heritage Funeral Home
TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, preneed cemetery and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

1 year ended 12/31/18	(8.3%)	(7.4%)	(4.2%)	(2.1%)	(2.7%)
2 years ended 12/31/18	3.6%	4.0%	16.5%	5.3%	8.6%
3 years ended 12/31/18	24.0%	23.0%	30.4%	23.3%	25.4%
4 years ended 12/31/18	20.2%	19.7%	32.2%	17.8%	22.1%
5 years ended 12/31/18	30.3%	29.2%	50.3%	20.7%	29.5%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of December 31, 2018 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$54,099	31%	$56,977	27%
Fixed Income	76,786	44%	88,630	42%
Cash	41,883	24%	63,307	30%
Other/Insurance	1,745	1%	2,110	1%
Total Portfolios	$174,513	100%	$211,024	100%
The annual return for our Discretionary Preneed Funeral and Cemetery Trusts was (8.3%). The majority of the decline occurred in the fourth quarter coinciding with the downturn in the equity and credit markets. Our discretionary trust portfolio has primarily recovered during the first six weeks of 2019, with a total return of approximately 10% through February 15th. Currently, cash and cash equivalents account for 15% of the assets in our discretionary portfolio.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three months and year ended December 31, 2018 of $10.2 million and $42.7 million, respectively, compared to Adjusted Free Cash Flow from operations of $12.5 million and $37.4 million for the corresponding periods in 2017. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three months and year ended December 31, 2017 and 2018 is as follows (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,

	2017	2018	2017	2018
Cash flow provided by operations	$14,405	$10,416	$45,230	$49,133
Cash used for maintenance capital expenditures	(2,100)	(3,070)	(8,422)	(9,266)
Free Cash Flow	$12,305	$7,346	$36,808	$39,867

Plus: Incremental Special Items:
Severance and Retirement Costs	—	1,435	—	1,435
Litigation Reserve	—	1,000	—	1,000
Natural Disaster Costs	222	437	620	437
Adjusted Free Cash Flow	$12,527	$10,218	$37,428	$42,739
ROLLING FOUR QUARTER OUTLOOK
The Company published the Rolling Four Quarter Outlook (“Outlook”) for the year ending December 31, 2019 on its year end pre-press release dated January 15, 2019. We are reaffirming the Outlook range and the factors associated with the performance to achieve the Outlook. The Outlook reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending December 31, 2019 unless we have a signed Letter of Intent with a high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “Roughly Right Range” most of the time of future Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and our cemetery Standards Operating Model. Revenues, Consolidated EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Free Cash Flow for the four quarter period ending December 31, 2019 are expected to improve relative to the trailing four quarter period ended December 31, 2018 due to improved operating performance in our existing Funeral Home and Cemetery portfolio, full year results from funeral homes acquired in 2018 and a decrease in Overhead expenses, offset by the loss of a cemetery management agreement that occurred at the end of the third quarter 2018. Net Income and Adjusted Diluted Earnings Per Share have been adjusted for accretion on our convertible notes.
The Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible notes and outstanding and exercisable stock options.

Range (in millions, except per share amounts)
Revenues	$270 - $274
Consolidated EBITDA	$77 - $79
Adjusted Net Income	$24 - $26
Adjusted Diluted Earnings Per Share	$1.34 - $1.44
Free Cash Flow	$37 - $40

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, February 21, 2019 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-4857099) and ask for the Carriage Services conference call. A replay of the conference call will be available through February 26, 2019 and may be accessed by dialing 855-859-2056 (ID-4857099). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Years Ended December 31,
	2017	2018	% Change	2017	2018	% Change

Same Store Contracts
Atneed Contracts	6,034	6,113	1.3%	24,393	24,422	0.1%
Preneed Contracts	1,419	1,395	(1.7%)	5,769	5,666	(1.8%)
Total Same Store Funeral Contracts	7,453	7,508	0.7%	30,162	30,088	(0.2%)
Acquisition Contracts
Atneed Contracts	1,154	1,635	41.7%	3,993	5,931	48.5%
Preneed Contracts	187	236	26.2%	687	797	16.0%
Total Acquisition Funeral Contracts	1,341	1,871	39.5%	4,680	6,728	43.8%
Total Funeral Contracts	8,794	9,379	6.7%	34,842	36,816	5.7%

Funeral Operating Revenue
Same Store Revenue	$39,776	$40,010	0.6%	$161,690	$160,459	(0.8%)
Acquisition Revenue	8,421	11,539	37.0%	30,108	41,447	37.7%
Total Funeral Operating Revenue	$48,197	$51,549	7.0%	$191,798	$201,906	5.3%

Cemetery Operating Revenue
Same Store Revenue	$10,227	$10,042	(1.8%)	$40,047	$41,740	4.2%
Acquisition Revenue	825	865	4.8%	3,195	3,395	6.3%
Total Cemetery Operating Revenue	$11,052	$10,907	(1.3%)	$43,242	$45,135	4.4%

Financial Revenue
Preneed Funeral Commission Income	$303	$320	5.6%	$1,254	$1,294	3.2%
Preneed Funeral Trust Earnings	1,942	1,887	(2.8%)	7,228	7,525	4.1%
Cemetery Trust Earnings	1,485	1,434	(3.4%)	6,300	5,761	(8.6%)
Preneed Cemetery Finance Charges	371	420	13.2%	1,538	1,659	7.9%
Total Financial Revenue	$4,101	$4,061	(1.0%)	$16,320	$16,239	(0.5%)

Total Divested Revenue	$1,726	$—		$6,779	$4,712

Total Revenue	$65,076	$66,517	2.2%	$258,139	$267,992	3.8%

Field EBITDA
Same Store Funeral EBITDA	$15,189	$14,514	(4.4%)	$62,361	$58,976	(5.4%)
Same Store Funeral EBITDA Margin	38.2%	36.3%	(190 bp)	38.6%	36.8%	(180 bp)
Acquisition Funeral EBITDA	3,528	4,513	27.9%	11,770	15,397	30.8%
Acquisition Funeral EBITDA Margin	41.9%	39.1%	(280 bp)	39.1%	37.1%	(200 bp)
Total Funeral EBITDA	$18,717	$19,027	1.7%	$74,131	$74,373	0.3%
Total Funeral EBITDA Margin	38.8%	36.9%	(190 bp)	38.7%	36.8%	(190 bp)

Same Store Cemetery EBITDA	$3,377	$2,832	(16.1%)	$12,368	$12,733	3.0%
Same Store Cemetery EBITDA Margin	33.0%	28.2%	(480 bp)	30.9%	30.5%	(40 bp)
Acquisition Cemetery EBITDA	295	295	—%	1,038	1,147	10.5%
Acquisition Cemetery EBITDA Margin	35.8%	34.1%	(170 bp)	32.5%	33.8%	130 bp
Total Cemetery EBITDA	$3,672	$3,127	(14.8%)	$13,406	$13,880	3.5%
Total Cemetery EBITDA Margin	33.2%	28.7%	(450 bp)	31.0%	30.8%	(20 bp)

Funeral Financial EBITDA	$2,017	$1,973	(2.2%)	$7,548	$7,784	3.1%
Cemetery Financial EBITDA	1,750	1,709	(2.3%)	7,450	6,903	(7.3%)
Total Financial EBITDA	$3,767	$3,682	(2.3%)	$14,998	$14,687	(2.1%)
Total Financial EBITDA Margin	91.9%	90.7%	(120 bp)	91.9%	90.4%	(150 bp)

Total Divested EBITDA	$553	$—		$1,977	$1,373
Total Divested EBITDA Margin	32.0%	—%		29.2%	29.1%

Total Field EBITDA	$26,709	$25,836	(3.3%)	$104,512	$104,313	(0.2%)
Total Field EBITDA Margin	41.0%	38.8%	(220 bp)	40.5%	38.9%	(160 bp)

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Years Ended December 31,
	2017	2018	% Change	2017	2018	% Change

Overhead
Total Variable Overhead	$3,573	$6,006	68.1%	$11,338	$12,672	11.8%
Total Regional Fixed Overhead	995	977	(1.8%)	3,883	4,020	3.5%
Total Corporate Fixed Overhead	4,862	4,930	1.4%	21,209	20,301	(4.3%)
Total Overhead	$9,430	$11,913	26.3%	$36,430	$36,993	1.5%
Overhead as a percentage of Revenue	14.5%	17.9%	340 bp	14.1%	13.8%	(30 bp)

Consolidated EBITDA	$17,279	$13,923	(19.4%)	$68,082	$67,320	(1.1%)
Consolidated EBITDA Margin	26.6%	20.9%	(570 bp)	26.4%	25.1%	(130 bp)

Other Expenses and Interest
Depreciation & Amortization	$4,105	$4,330	5.5%	$15,979	$17,430	9.1%
Non-Cash Stock Compensation	768	3,659	376.4%	3,162	6,583	108.2%
Interest Expense	3,431	6,346	85.0%	12,948	21,109	63.0%
Accretion of Discount on Convertible Subordinated Notes	1,129	231	(79.5%)	4,329	2,192	(49.4%)
Net Loss on Early Extinguishment of Debt	—	(434)		—	502
Other, Net	(1,121)	893		(1,118)	1,238
Pre-Tax Income/(Loss)	$8,967	$(1,102)	(112.3%)	$32,782	$18,266	(44.3%)
Provision for Income Taxes	3,574	331		13,100	5,754
Tax Adjustment Related to Certain Discrete Items	(17,268)	1,225		(17,511)	867
Net Tax (Benefit)/Provision	(13,694)	1,556		(4,411)	6,621
GAAP Net Income/(Loss)	$22,661	$(2,658)	(111.7%)	$37,193	$11,645	(68.7%)

Special Items, Net of Tax, except for **
Severance and Retirement Costs	$—	$1,134		$—	$1,134
Performance Awards Cancellation Write-off	—	2,594		—	2,594
Accretion of Discount on Convertible Subordinated Notes **	1,129	231		4,329	2,192
Net (Gain) Loss on Early Extinguishment of Debt	—	(343)		—	397
Loss on Sale of Business and Other Costs	—	162		—	439
Goodwill and Other Impairments	—	805		—	805
Litigation Reserve	—	790		—	790
Natural Disaster Costs	144	345		403	345
Tax Adjustment Related to Certain Discrete Items **	(17,176)	1,225		(17,176)	1,225

Adjusted Net Income	$6,758	$4,285	(36.6%)	$24,749	$21,566	(12.9%)
Adjusted Net Profit Margin	10.4%	6.4%	(400 bp)	9.6%	8.0%	(160 bp)

Adjusted Basic Earnings Per Share	$0.42	$0.23	(45.2%)	$1.50	$1.19	(20.7%)
Adjusted Diluted Earnings Per Share	$0.39	$0.23	(41.0%)	$1.39	$1.17	(15.8%)

GAAP Basic Earnings Per Share	$1.41	$(0.14)	(109.9%)	$2.25	$0.64	(71.6%)
GAAP Diluted Earnings Per Share	$1.31	$(0.14)	(110.7%)	$2.09	$0.63	(69.9%)

Weighted Average Basic Shares Outstanding	16,031	18,772		16,438	17,971
Weighted Average Diluted Shares Outstanding	17,193	18,838		17,715	18,374

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$17,279	$13,923	(19.4%)	$68,082	$67,320	(1.1%)
Severance and Retirement Costs	—	1,435		—	1,435
Litigation Reserve	—	1,000		—	1,000
Natural Disaster Costs	222	437		620	437
Adjusted Consolidated EBITDA	$17,501	$16,795	(4.0%)	$68,702	$70,192	2.2%
Adjusted Consolidated EBITDA Margin	26.9%	25.2%	(170 bp)	26.6%	26.2%	(40 bp)
C

ARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2017	2018
ASSETS
Current assets:
Cash and cash equivalents	$952	$644
Accounts receivable, net	19,655	18,897
Inventories	6,519	6,751
Prepaid expenses	2,028	1,456
Other current assets	986	1,555
Total current assets	30,140	29,303
Preneed cemetery trust investments	73,853	62,432
Preneed funeral trust investments	90,682	82,074
Preneed receivables, net	31,644	18,441
Receivables from preneed trusts	15,287	17,073
Property, plant and equipment, net	247,294	260,838
Cemetery property, net	76,331	74,958
Goodwill	287,956	303,887
Intangible and other non-current assets	18,117	24,425
Cemetery perpetual care trust investments	50,229	44,071
Total assets	$921,533	$917,502
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$17,251	$2,327
Accounts payable	6,547	9,987
Other liabilities	1,361	1,236
Accrued liabilities	17,559	21,408
Total current liabilities	42,718	34,958
Long-term debt, net of current portion	121,034	6,925
Revolving credit facility	91,120	26,145
Convertible subordinated notes due 2021	124,441	5,732
Senior notes due 2026	—	319,108
Obligations under capital leases, net of current portion	6,361	6,143
Deferred preneed cemetery revenue	54,690	45,997
Deferred preneed funeral revenue	34,585	28,606
Deferred tax liability	31,159	31,263
Other long-term liabilities	3,378	3,133
Deferred preneed cemetery receipts held in trust	73,853	62,432
Deferred preneed funeral receipts held in trust	90,682	82,074
Care trusts’ corpus	49,856	43,494
Total liabilities	723,877	696,010
Commitments and contingencies:
Stockholders’ equity:
Common stock	226	257
Additional paid-in capital	216,158	243,849
Retained earnings	57,904	71,680
Treasury stock	(76,632)	(94,294)
Total stockholders’ equity	197,656	221,492
Total liabilities and stockholders’ equity	$921,533	$917,502

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2017	2018	2017	2018

Revenues:
Funeral	$50,607	$53,756	$200,886	$210,725
Cemetery	14,469	12,761	57,253	57,267
	65,076	66,517	258,139	267,992
Field costs and expenses:
Funeral	29,787	32,756	118,905	128,571
Cemetery	8,580	7,925	34,722	35,108
Depreciation and amortization	3,655	3,929	14,374	15,617
Regional and unallocated funeral and cemetery costs	3,494	4,087	13,339	12,749
	45,516	48,697	181,340	192,045
Gross profit	19,560	17,820	76,799	75,947

Corporate costs and expenses:
General, administrative and other	6,704	11,485	26,253	30,827
Home office depreciation and amortization	450	401	1,605	1,813
	7,154	11,886	27,858	32,640
Operating income	12,406	5,934	48,941	43,307
Interest expense	(3,431)	(6,346)	(12,948)	(21,109)
Accretion of discount on convertible subordinated notes	(1,129)	(231)	(4,329)	(2,192)
Gain (loss) on extinguishment of debt and other costs	—	434	—	(502)
Other, net	1,121	(893)	1,118	(1,238)
Income (loss) before income taxes	8,967	(1,102)	32,782	18,266
Total benefit (provision) for income taxes	13,694	(1,556)	4,411	(6,621)
Net income (loss)	$22,661	$(2,658)	$37,193	$11,645

Basic earnings per common share	$1.41	$(0.14)	$2.25	$0.64
Diluted earnings per common share	$1.31	$(0.14)	$2.09	$0.63

Dividends declared per share:	$0.075	$0.075	$0.225	$0.300
Weighted average number of common and common equivalent shares outstanding:
Basic	16,031	18,772	16,438	17,971
Diluted	17,193	18,838	17,715	18,374

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2017	2018
Cash flows from operating activities:
Net income	$37,193	$11,645
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,979	17,430
Provision for losses on accounts receivable	2,198	1,841
Stock-based compensation expense	3,162	6,583
Deferred income tax (benefit) expense	(11,651)	3,823
Amortization of deferred financing costs	820	532
Amortization of capitalized commissions on preneed contracts	—	599
Accretion of discount on convertible subordinated notes	4,329	2,192
Accretion of discount on senior notes	—	272
Net loss on early extinguishment of debt	—	641
Net (gain) loss on sale of businesses and disposal of other assets	(710)	1,052
Impairment of intangible and other assets	—	1,019
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(4,254)	(5,061)
Inventories and other current assets	1,446	(159)
Intangible and other non-current assets	149	(390)
Preneed funeral and cemetery trust investments	(10,008)	24,401
Accounts payable	(3,649)	2,044
Accrued and other liabilities	(385)	3,990
Deferred preneed funeral and cemetery revenue	1,446	6,546
Deferred preneed funeral and cemetery receipts held in trust	9,165	(29,867)
Net cash provided by operating activities	45,230	49,133

Cash flows from investing activities:
Acquisition and land for new construction	(28,799)	(37,970)
Net proceeds from the sale of business and other assets	5,731	—
Capital expenditures	(16,395)	(13,526)
Net cash used in investing activities	(39,463)	(51,496)

Cash flows from financing activities:
Payments against the term loan	(11,250)	(127,500)
Borrowings from the revolving credit facility	106,900	124,500
Payments against the revolving credit facility	(82,600)	(189,400)
Payment of debt issuance costs related to long-term debt	—	(1,751)
Redemption of the 2.75% convertible subordinated notes	—	(98,405)
Payment of transaction costs related to the redemption of the 2.75% convertible subordinated notes	—	(885)
Proceeds from the issuance of the 6.625% senior notes	—	320,125
Payments of debt issuance costs related to the 6.625% senior notes	—	(1,367)
Payments on other long-term debt and obligations under capital leases	(1,962)	(1,940)
Payments on contingent consideration recorded at acquisition date	(101)	(138)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,496	1,246
Taxes paid on restricted stock vestings and exercises of non-qualified options	(509)	(651)
Dividends on common stock	(3,709)	(5,513)
Purchase of treasury stock	(16,366)	(16,266)
Net cash (used in) provided by financing activities	(8,101)	2,055

Net (decrease) in cash and cash equivalents	(2,334)	(308)
Cash and cash equivalents at beginning of year	3,286	952
Cash and cash equivalents at end of year	$952	$644

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.
The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Divested Revenue”, “Divested EBITDA”, “Divested EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release. These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate, except for the accretion of the discount on Convertible Subordinated Notes, as this is a non-tax deductible item.

•
Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit, excluding depreciation and amortization, regional and unallocated funeral costs and Financial EBITDA related to the Funeral Home segment.

•
Cemetery Field EBITDA is defined as Cemetery Gross Profit, excluding depreciation and amortization, regional and unallocated cemetery costs and Cemetery Financial EBITDA related to the Cemetery segment.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit, excluding depreciation and amortization, regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•
Divested Revenue is defined as revenues from one funeral home business sold during 2017 and three cemetery businesses that we ceased to operate on September 30, 2018, as a result of an expired management agreement.

•
Divested EBITDA is defined as Divested Revenue, less field level and financial expenses related to the funeral home business sold and the three cemetery businesses related to the expired management agreement noted above.

•	Divested EBITDA Margin is defined as Divested EBITDA as a percentage of Divested Revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.
Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenues, Field EBITDA (the individual business’ cash earning power / locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Gross Profit is defined as Revenue less “Field costs and expenses” - a line item encompassing four areas of costs: i) Funeral field costs, ii) Cemetery field costs, iii) depreciation and amortization and iv) regional and unallocated costs. Funeral and Cemetery field costs include funeral merchandise costs, cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.

Limitations of the Usefulness of These Measures
Our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.
Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to Gross Profit, the most directly comparable GAAP measure, is set forth below.
Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA to Net Income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.
Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three months and years ended December 31, 2017 and 2018 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2018	2017	2018
Net Income (Loss)	$22,661	$(2,658)	$37,193	$11,645
Special Items, Net of Tax, except for **
Severance and Retirement Costs	—	1,134	—	1,134
Performance Awards Cancellation Write-off	—	2,594	—	2,594
Accretion of Discount on Convertible Subordinated Notes **	1,129	231	4,329	2,192
Net (Gain) Loss on Early Extinguishment of Debt	—	(343)	—	397
Loss on Sale of Business and Other Costs	—	162	—	439
Goodwill and Other Impairments	—	805	—	805
Litigation Reserve	—	790	—	790
Natural Disaster Costs	144	345	403	345
Tax Adjustment Related to Certain Discrete Items **	(17,176)	1,225	(17,176)	1,225
Adjusted Net Income	$6,758	$4,285	$24,749	$21,566

 ** Special items are typically taxed at the federal statutory rate, except for the Accretion of the Discount on Convertible Subordinated Notes and the Tax Adjustment Related to Certain Discrete Items, as these are non-tax deductible items.

Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three months and years ended December 31, 2017 and 2018 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2018	2017	2018
Net Income (Loss)	$22,661	$(2,658)	$37,193	$11,645
Total Benefit (Provision) for Income Taxes	(13,694)	1,556	(4,411)	6,621
Income (Loss) Before Income Taxes	8,967	(1,102)	32,782	18,266
Interest Expense	3,431	6,346	12,948	21,109
Accretion of Discount on Convertible Subordinated Notes	1,129	231	4,329	2,192
Gain (Loss) on Extinguishment of Debt and Other Costs	—	(434)	—	502
Non-Cash Stock Compensation	768	3,659	3,162	6,583
Depreciation & Amortization	4,105	4,330	15,979	17,430
Other, Net	(1,121)	893	(1,118)	1,238
Consolidated EBITDA	$17,279	$13,923	$68,082	$67,320
Adjusted For:
Severance and Retirement Costs	—	1,435	—	1,435
Litigation Reserve	—	1,000	—	1,000
Natural Disaster Costs	222	437	620	437
Adjusted Consolidated EBITDA	$17,501	$16,795	$68,702	$70,192

Revenue	$65,076	$66,517	$258,139	$267,992

Adjusted Consolidated EBITDA Margin	26.9%	25.2%	26.6%	26.2%
Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three months and years ended December 31, 2017 and 2018 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2018	2017	2018
Funeral Gross Profit (GAAP)	$15,418	$14,919	$61,369	$60,881
Depreciation & Amortization	2,456	2,790	9,785	10,726
Regional & Unallocated Costs	2,946	3,291	10,827	10,547
Funeral Financial EBITDA	(2,017)	(1,973)	(7,548)	(7,784)
Funeral Divested EBITDA	(86)	—	(302)	3
Funeral Field EBITDA	$18,717	$19,027	$74,131	$74,373

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2018	2017	2018
Cemetery Gross Profit (GAAP)	$4,142	$2,901	$15,430	$15,066
Depreciation & Amortization	1,199	1,139	4,589	4,891
Regional & Unallocated Costs	548	796	2,512	2,202
Cemetery Financial EBITDA	(1,750)	(1,709)	(7,450)	(6,903)
Cemetery Divested EBITDA	(467)	—	(1,675)	(1,376)
Cemetery Field EBITDA	$3,672	$3,127	$13,406	$13,880

Components of Total Field EBITDA for the three months and years ended December 31, 2017 and 2018 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2018	2017	2018
Funeral Field EBITDA	$18,717	$19,027	$74,131	$74,373
Cemetery Field EBITDA	3,672	3,127	13,406	13,880
Funeral Financial EBITDA	2,017	1,973	7,548	7,784
Cemetery Financial EBITDA	1,750	1,709	7,450	6,903
Funeral Divested EBITDA	86	—	302	(3)
Cemetery Divested EBITDA	467	—	1,675	1,376
Total Field EBITDA	$26,709	$25,836	$104,512	$104,313
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three months and years ended December 31, 2017 and 2018:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2018	2017	2018
GAAP Basic Earnings Per Share	$1.41	$(0.14)	$2.25	$0.64
Special Items	(0.99)	0.37	(0.75)	0.55
Adjusted Basic Earnings Per Share	$0.42	$0.23	$1.50	$1.19
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three months and years ended December 31, 2017 and 2018:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2018	2017	2018
GAAP Diluted Earnings Per Share	$1.31	$(0.14)	$2.09	$0.63
Special Items	(0.92)	0.37	(0.70)	0.54
Adjusted Diluted Earnings Per Share	$0.39	$0.23	$1.39	$1.17
Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2013 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2013 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2018 (in thousands):

	Three Months Ended December 31, 2017		Twelve Months Ended December 31, 2017
	Revenue	EBITDA	Revenue	EBITDA
2013 Acquired Portfolio	$1,144	$519	$4,185	$1,794

Reconciliation of Rolling Four Quarter Outlook:
Earlier in this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending December 31, 2019 unless we have a signed Letter of Intent with a high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. The following four reconciliations are presented at the approximate midpoint of the range in this Outlook.
Reconciliation of Net Income to Consolidated EBITDA for the Rolling Four Quarters ending December 31, 2019 (in thousands):

December 31, 2019E
Net Income	$24,800
Total Tax Provision	9,400
Pretax Income	34,200
Net Interest Expense, including Accretion of Discount on Convertible Notes	24,400
Depreciation & Amortization, including Non-cash Stock Compensation	19,600
Consolidated EBITDA	$78,200
Reconciliation of Net Income to Adjusted Net Income for the Rolling Four Quarters ending December 31, 2019 (in thousands):

December 31, 2019E
Net Income	$24,800
Special Items	200
Adjusted Net Income	$25,000
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the Rolling Four Quarters ending December 31, 2019:

December 31, 2019E
GAAP Diluted Earnings Per Share	$1.38
Special Items	0.01
Adjusted Diluted Earnings Per Share	$1.39
Reconciliation of Cash Flow Provided by Operations to Free Cash Flow for the Rolling Four Quarters ending December 31, 2019 (in thousands):

December 31, 2019E
Cash flow Provided by Operations	$48,500
Cash used for Maintenance Capital Expenditures	(10,000)
Free Cash Flow	$38,500

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	our level of indebtedness and the cash required to service our indebtedness;

•	changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.